Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of TerraForm Power, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Peter Blackmore, Interim Chief Executive Officer, Director and Chairman of the Company, and Rebecca Cranna, Executive Vice President and Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 29, 2017

By:	/s/ PETER BLACKMORE
Name:	Peter Blackmore
Title:	Interim Chief Executive Officer, Director and Chairman
(Principal executive officer)
Date: September 29, 2017

By:	/s/ REBECCA CRANNA
Name:	Rebecca Cranna
Title:	Executive Vice President and Chief Financial Officer
(Principal financial officer and principal accounting officer)